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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Manugistics Group Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                            [MANUGISTICS LETTERHEAD]





                                 July 23, 1997

      RE:     SUPPLEMENT TO PROXY STATEMENT

Dear Shareholder,

        The purpose of this letter is to supplement certain information in the Proxy Statement dated July 3, 1997, previously mailed to you, in connection with the 1997 Annual Meeting of Shareholders scheduled to be held on July 25, 1997, at 9:00 a.m. E.D.T.

        As more fully set forth in Proposal 2 in the Proxy Statement, the Company's Board of Directors recommends that, in order to provide for the future needs of the Company, the shareholders of the Company approve an amendment to Article Four of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock of the Company from 30,000,000 shares to 100,000,000 shares. The additional shares would be available for issuance from time to time by the Company in the discretion of the Board of Directors for any proper corporate purpose including, among other things, future acquisitions, stock dividends, stock splits, convertible debt financing and equity financings.

        The Proxy Statement stated that as of the date thereof, the Company had no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock, other than for possible issuance in the future in connection with the Company's stock option plans and employee stock purchase plan.

        Subsequent to the mailing of the Proxy Statement, on July 14, 1997, management recommended to the Company's Board of Directors that the Company take advantage of the current favorable market conditions to effect a public offering of its Common Stock to increase the working capital available to the Company for general corporate purposes, including the financing of the Company's growth. The Board of Directors authorized the Company to pursue promptly a registered, underwritten public offering of the Company's Common Stock (the "Offering"), and the Company has filed a registration statement with the Securities and Exchange Commission for a total of 2,200,000 shares (exclusive of shares subject to the underwriters' over-allotment option), consisting of 1,800,000 shares to be offered by the Company and 400,000 shares to be offered by a selling shareholder. The ability of the Company to effect the Offering is subject to the approval by the shareholders of Proposal 2. (The affirmative
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vote of a majority of the shares of Common Stock outstanding on the record date for the Annual Meeting is required to approve the amendment to the Certificate of Incorporation.)

        There can be no asurance that the Offering will be completed. Whether the Company will ultimately make and complete the Offering and the size and terms of the Offering will depend upon a number of factors, including market conditions.

                                Sincerely yours,

                               /s/ HELEN A. NASTASIA

                               Helen A. Nastasia
                    General Counsel and Corporate Secretary



A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State. A copy of the preliminary prospectus may be obtained from the offices of Alex. Brown & Sons Incorporated at One South Street, Baltimore, MD 21202








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